UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 25, 2016

WPCS INTERNATIONAL INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	001-34643	98-0204758
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
Of Incorporation)		Identification No.)

521 Railroad Avenue

Suisun City, California 94585

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (707) 421-1300

 (Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 25, 2016, WPCS International Incorporated (the “Company”) appointed Sebastian Giordano, 58, as Chief Executive Officer of the Company, removing the interim label from his title.

Mr. Giordano has served as the Interim Chief Executive Officer of the Company since August 2013 and as a director of the Company since February 2013. Since 2002, Mr. Giordano has also served as the Chief Executive Officer of Ascentaur, LLC, a business consulting firm providing comprehensive strategic, financial and business development services to start-up, turnaround, and emerging growth companies. From 1998 to 2002, Mr. Giordano served as the Chief Executive Officer of Drive One, Inc., a safety training and education business. From 1992 to 1998, Mr. Giordano served as the Chief Financial Officer of Sterling Vision, Inc., a retail optical chain. Mr. Giordano received B.B.A. and M.B.A. degrees from Iona College.

Mr. Giordano did not enter into any new material plan, contract or arrangement, or amendment thereof, in connection with the removal of his interim label and appointment as Chief Executive Officer. His existing compensation arrangement is as set forth in a letter agreement, subsequent amendment, and a change in control agreement, each as disclosed in a Current Report on Form 8-K filed on July 24, 2013, February 4, 2015, and October 5, 2015, respectively.

There are no arrangements or understandings between Mr. Giordano and any others pursuant to which he was selected as Chief Executive Officer. There are no family relationships between Mr. Giordano and any other executive officer or director of the Company. Mr. Giordano is not a party to any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The exhibits listed in the following Exhibit Index are filed as part of this Current Report on Form 8-K.

Exhibit Number	Description

99.1	Press Release

SIGNATURE

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WPCS INTERNATIONAL INCORPORATED

Date: April 29, 2016	By: /s/ Sebastian Giordano
Name: Sebastian Giordano
Title: Chief Executive Officer